Exhibit 10.3
FIGMA, INC.
2021 EXECUTIVE EQUITY INCENTIVE PLAN
As Adopted on June 22, 2021
As Amended June 30, 2025
1.    PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering eligible persons an opportunity to participate in the Company’s future performance through the grant of Awards covering Shares. Capitalized terms not defined in the text are defined in Section 14 hereof. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan that is required in law only because of Section 25102(o) need not apply if the Committee so provides.
2.    SHARES SUBJECT TO THE PLAN.
2.1    Number of Shares Available. Subject to Sections 2.2 and 11 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 51,460,338 Shares. Subject to Sections 2.2 and 11 hereof, (A) in the event that Shares previously issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, right of first refusal, or repurchase by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan; (B) in the event that Shares that otherwise would have been issuable under the Plan are withheld by the Company in payment of the Purchase Price, Exercise Price or withholding obligations, such Shares shall remain available for issuance under the Plan; and (C) in the event that an outstanding Option, Restricted Stock Unit or SAR for any reason expires or is cancelled, forfeited or terminated, the Shares allocable to the unexercised or unsettled portion of such Option, Restricted Stock Unit or SAR, as applicable, shall remain available for issuance under the Plan. To the extent an Award is settled in cash, the cash settlement shall not reduce the number of Shares remaining available for issuance under the Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then reacquired by the Company pursuant to a forfeiture provision, right of first refusal, or repurchase by the Company as a separate issuance) under the Plan upon exercise of ISOs (as defined in Section 4 hereof) exceed 45,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2 hereof) over the term of the Plan.
2.2    Adjustment of Shares. In the event that the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or other change in the capital structure of the Company affecting Shares without consideration, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number and class of

Shares subject to outstanding Options and SARs, and (c) the Purchase Prices of and/or number and class of Shares subject to other outstanding Awards will (to the extent appropriate) be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities or other laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.
3.    PLAN FOR BENEFIT OF SERVICE PROVIDERS.
3.1    Eligibility. The Committee will have the authority to select persons to receive Awards. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs (as defined in Section 4 hereof) and all other types of Awards may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction when Rule 701 is to apply to the Award granted for such services. A person may be granted more than one Award under this Plan.
3.2    No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or Parent of the Company or limit in any way the right of the Company or any Subsidiary or Parent of the Company to terminate Participant’s employment or other relationship at any time, with or without Cause.
4.    OPTIONS. The Committee may grant Options to eligible persons described in Section 3 hereof and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following.
4.1    Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
4.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
4.3    Exercise Period. Options may be exercisable within the time or upon the events determined by the Committee in the Award Agreement and may be awarded as immediately exercisable but subject to repurchase pursuant to Section 10 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that (a) no Option will be exercisable after the expiration often (10) years from the date the Option is granted; and (b) no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary or Parent of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted; but in no event shall an Option granted to an employee who is a non-exempt employee for purposes of overtime pay under the U.S. Fair Labor Standards Act of 1938 be exercisable earlier than six (6) months after its date of grant. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
4.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and shall not be less than the Fair Market Value per Share on the date of grant unless expressly determined in writing by the Committee; provided that the Exercise Price of an ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 hereof.
4.5    Method of Exercise. Options may be exercised only by delivery to the Company of a stock option exercise agreement (accepted via written, electronic or other means) (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (a) the number of Shares being purchased, (b) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (c) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities or other laws. Each Participant’s Exercise Agreement may be modified by (i) agreement of Participant and the Company or (ii) substitution by the Company, upon becoming a public company, in order to add the payment terms set forth in Section 8.1 that apply to a public company and such other terms as shall be necessary or advisable in order to exercise a public company option. Upon exercise of an Option, Participant shall execute and deliver to the Company the Exercise Agreement then in effect, together with payment in full of the Exercise Price for the number of Shares being purchased and satisfaction of any applicable Tax-Related Obligations (as defined in Section 8.2 hereof). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.2 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
4.6    Termination. Subject to earlier termination pursuant to Sections 11 and 13 hereof and subject to any longer exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following terms and conditions.

4.6.1    Other than Death or Disability or for Cause. If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable as to Vested Shares upon the Termination Date, except as otherwise determined by the Committee or required by applicable law. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period after the Termination Date as may be determined by the Committee or required by applicable law, with any exercise beyond three (3) months after the date Participant ceases to be an employee deemed to be an NQSO) but, in any event, no later than the expiration date of the Options.
4.6.2    Death or Disability. If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options are exercisable as to Vested Shares on the Termination Date, except as otherwise determined by the Committee or required by applicable law. Such Options must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, after the Termination Date as may be determined by the Committee or required by applicable law, with any exercise beyond (a) three (3) months after the date Participant ceases to be an employee when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant ceases to be an employee when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.
4.6.3    For Cause. If the Participant is Terminated for Cause, the Participant may exercise such Participant’s Options, but not to an extent greater than such Options are exercisable as to Vested Shares upon the Termination Date and Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.
4.7    Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.
4.8    Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 13.1 hereof) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
4.9    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless for the purpose of complying with applicable laws and regulations. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 4.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 4.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price.
4.10    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code.
5.    RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to certain specified restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following terms and conditions.
5.1    Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The Restricted Stock Award will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement (accepted via written, electronic or other means) and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.
5.2    Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 8 hereof.
5.3    Dividends and Other Distributions. Participants holding Restricted Stock Awards will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Committee provides otherwise at the time the Award is granted. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Awards with respect to which they were paid.
5.4    Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Sections 9 and 10 hereof or, with respect to a Restricted Stock Award to which Section 25102(o) is to apply, such other restrictions not inconsistent with Section 25102(o).
6.    RESTRICTED STOCK UNITS.
6.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an Award covering a number of Shares that may be settled in cash, by issuance of those Shares at a date in the future, or by a combination of cash and Shares. No Purchase Price shall apply to an RSU settled in Shares. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU, (b) the time or times during which the RSU may be settled, (c) the consideration to be distributed on settlement, and (d) the effect of the Participant’s Termination on each RSU. All grants of RSUs will be evidenced by an Award Agreement (the “RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.
6.2    Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the RSU Agreement. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment (including settlement) under an RSU to a date or dates after the RSU has vested, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder, to the extent the Participant is subject to Section 409A of the Code.
6.3    Dividend Equivalent Payments. The Board may permit Participants holding RSUs to receive dividend equivalent payments on outstanding RSUs if and when dividends are paid to stockholders on Shares. In the discretion of the Board, such dividend equivalent payments may be paid in cash or Shares and they may either be paid at the same time as dividend payments are made to stockholders or delayed until Shares are issued pursuant to the RSU grants and may be subject to the same vesting or performance requirements as the RSUs. If the Board permits dividend equivalent payments to be made on RSU’s, the terms and conditions for such dividend equivalent payments will be set forth in the RSU Agreement.
7.    STOCK APPRECIATION RIGHTS.
7.1    Awards of SARs. Stock Appreciation Rights (“SARs”) may be settled in cash or Shares (which may consist of Restricted Stock or RSUs) or a combination thereof, having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being exercised. All grants of SARs made pursuant to this Plan will be evidenced by an Award Agreement (the “SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.
7.2    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration often (10) years from the date the SAR is granted.
7.3    Exercise Price. The Committee will determine the Exercise Price of the SAR when the SAR is granted, which may not be less than the Fair Market Value on the date of grant.
7.4    Termination. Subject to earlier termination pursuant to Sections 11 and 13 hereof and subject to any longer exercise periods set forth in the SAR Agreement, exercise of SARs will always be subject to the following terms and conditions.
7.4.1    Other than Death or Disability or for Cause. If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s SARs only to the extent that such SARs are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee or as required by applicable law. SARs must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period after the Termination Date as may be determined by the Committee or as required by applicable law), but in any event no later than the expiration date of the SARs.
7.4.2    Death or Disability. If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s SARs may be exercised only to the extent that such SARs are exercisable as to Vested Shares on the Termination Date or as otherwise determined by the Committee or as required by applicable law. Such SARs must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period after the Termination Date as may be determined by the Committee or as required by applicable law), but in any event no later than the expiration date of the SARs.
7.4.3    For Cause. If the Participant is Terminated for Cause, the Participant may exercise such Participant’s SARs, but not to an extent greater than such SARs are exercisable as to Vested Shares upon the Termination Date and Participant’s SARs shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.
8.    PAYMENT FOR PURCHASES AND EXERCISES.
8.1    Payment in General. Payment for Shares acquired pursuant to this Plan may be made in cash equivalents (including by check or Automated Clearing House (“ACH”) transfer) or, where expressly approved for the Participant by the Committee and subject to compliance with applicable law:
(a)    by cancellation of indebtedness of the Company owed to the Participant;
(b)    by surrender of shares of the Company that are clear of all liens, claims, encumbrances or security interests and: (i) for which the Company has received “full payment of the purchase price” within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) that were obtained by Participant in the public market;
(c)    by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) unfavorable accounting treatment as determined by the Committee; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price or Purchase Price, as the case may be, equal to the par value (if any) of the Shares must be paid in cash or other legal consideration permitted by the laws under which the Company is then incorporated or organized;
(d)    by waiver of compensation due or accrued to the Participant from the Company for services rendered;
(e)    by participating in a formal cashless exercise program implemented by the Committee in connection with the Plan;
(f)    provided that a public market for the Company’s common stock exists, by exercising through a “same day sale” commitment from the Participant and a broker-dealer whereby the Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price or Purchase Price, and whereby the broker-dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price or Purchase Price directly to the Company; or
(g)    by any combination of the foregoing or any other method of payment approved by the Committee.
For avoidance of uncertainty: ACH transfers that have been received by the Company into its bank account designated for receipt of such transfers under this Section 8.1 shall be deemed to have been received for all purposes under this Plan as of the date on which such transfers were initiated from the transferor’s account and made irrevocable by the transferor.
8.2    Withholding Taxes.
8.2.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy the maximum tax withholding requirements as to income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related obligations (collectively, “Tax-Related Obligations”) prior to the delivery of any written or electronic certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy applicable tax withholding requirements.
8.2.2    Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy up to the maximum Tax-Related Obligations in the employee’s applicable jurisdictions by electing to have the Company withhold from the Shares to be issued up to the number of Shares having a Fair Market Value on the date that the amount of tax to be withheld is to be determined that is not more than the maximum Tax-Related Obligations in the employee’s applicable jurisdictions; or to arrange a mandatory “sell to cover” on Participant’s behalf (without further authorization) but in no event will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting or compliance consequences to the Company. The maximum Tax-Related Obligations are based on the applicable rates of the relevant tax authorities (for example, federal, state and local), including the employee’s share of payroll or similar taxes, as provided in the tax law, regulations or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction. Any elections to have Shares withheld or sold for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.
8.2.3    Elections Under Section 83(i) of the Code. A Participant will not make an election under Section 83(i) of the Code if the Company determines that the Participant is then ineligible to make such an election under applicable law or without the Company’s prior written consent (which will not be unreasonably withheld or delayed, but may be conditioned upon the Participant’s entry into additional commitments as determined by the Company).

9.    RESTRICTIONS ON AWARDS.
9.1    Transferability. Except as permitted by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and, with respect to NQSOs for Participants in the U.S., by instrument to an inter vivos or testamentary trust in which the NQSOs are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “family member” as that term is defined in Rule 701, and may not be made subject to execution, attachment or similar process. For the avoidance of doubt, the prohibition against assignment and transfer applies to Awards and any Shares underlying the Awards prior to the issuance of the Shares, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act). Unless an Award is transferred pursuant to the terms of this Section, during the lifetime of the Participant an Award will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or Participant’s legal representative. The terms of an Award shall be binding upon the executor, administrator, successors and assigns of the Participant who is a party thereto.
9.2    Securities Law and Other Regulatory Compliance. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, Awards may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply with respect to a particular Award to which Section 25102(o) will not apply. An Award will not be effective unless such Award is in compliance with all applicable U.S. and non-U.S. federal, state and local securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Company’s equity securities may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise, settlement or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue Shares or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any U.S. and non-U.S. federal, state or local law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
9.3    Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. Without prior stockholder approval the Committee may reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them). The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.
10.    RESTRICTIONS ON SHARES.
10.1    Privileges of Stock Ownership. No Participant will have any of the rights of a stockholder with respect to any Shares until such Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased as described in this Section 10.
10.2    Rights of First Refusal and Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon (i) subject to any applicable market standoff restrictions, the effective date of the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act (other than a registration statement relating solely to the issuance of common stock pursuant to a business combination or an employee incentive or benefit plan); (ii) any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect Parent thereof is registered under the Exchange Act; or (iii) any transfer or conversion of Shares made pursuant to a statutory conversion of the Company into another form of legal entity if the common equity (or comparable equity security) of entity resulting from such conversion is registered under the Exchange Act; and (b) a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant’s Termination at any time.
10.3    Agreement to Vote Shares. At the discretion of the Committee, the Company may require that, as a condition to the receipt of the Shares upon issuance of an Award, exercise of an Option or SAR or settlement of an RSU, the Participant and any transferee of the Shares agree to vote such Shares pursuant to the terms of a Voting Agreement by and between the Company and certain of its stockholders.
10.4    Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all written or electronic certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the written or electronic certificate. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
10.5    Securities Law Restrictions. All written or electronic certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. and non-U.S. federal, state or local securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Company’s equity securities may be listed or quoted.
11.    CORPORATE TRANSACTIONS.
11.1    Acquisitions or Other Combinations. In the event that the Company is subject to an Acquisition or Other Combination, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Acquisition or Other Combination, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Acquisition or Other Combination:
(a)    The continuation of such outstanding Awards by the Company (if the Company is the successor entity).
(b)    The assumption of outstanding Awards by the successor or acquiring entity (if any) in such Acquisition or Other Combination (or by any of its Parents, if any), which assumption, will be binding on all Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or upon the settlement of any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code. For the purposes of this Section 11, an Award will be considered assumed if, following the Acquisition or Other Combination, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Acquisition or Other Combination, the consideration (whether stock, cash, or other securities or property) received in the Acquisition or Other Combination by holders of Shares for each Share held on the effective date of the transaction

(and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Acquisition or Other Combination is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the settlement of an RSU, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Acquisition or Other Combination.
(c)    The substitution by the successor or acquiring entity in such Acquisition or Other Combination (or by any of its Parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code).
(d)    The full or partial exercisability or vesting and accelerated expiration of outstanding Awards.
(e)    The settlement of the Fair Market Value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its Parent, if any), followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that without the Participant’s consent, the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 1.1.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(f)    The termination in its entirety of any outstanding Award, without payment of any consideration, that is not exercised in accordance with its terms upon or prior to consummation of the transactions contemplated by the Acquisition or Other Combination within a time specified by the Committee, in its discretion, for such exercise, whether or not such Award is then fully exercisable.
Immediately following an Acquisition or Other Combination, outstanding Awards shall terminate and cease to be outstanding, except to the extent such Awards, have been continued, assumed or substituted, as described in Sections 11.1(a), (b) and/or (c).
11.2    Substitution or Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (a) granting an Award under this Plan in substitution of such other entity’s award or (b) assuming and/or converting such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other entity had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another entity, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) or Section 409A of the Code). In the event the Company elects to grant a new Option or SAR in substitution for and rather than assuming an existing option or stock appreciation right, such new Option or SAR may be granted with a similarly adjusted Exercise Price and number of underlying Shares and such other changes approved by the Committee, subject to the consent of the Participant.
12.    ADMINISTRATION.
12.1    Committee Authority. This Plan will be administered by the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend, expand, modify and rescind or terminate rules and regulations relating to this Plan;
(c)    approve persons to receive Awards;
(d)    determine the form and terms of Awards;
(e)    determine the number of Shares or other consideration subject to Awards granted under this Plan;
(f)    determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)    grant waivers of any conditions of this Plan or any Award;

(i)    determine the terms of vesting, exercisability, settlement and payment of Awards to be granted pursuant to this Plan;
(j)    correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement or any Exercise Agreement;
(k)    determine whether an Award has vested or become exercisable;
(l)    extend the vesting period beyond a Participant’s Termination Date;
(m)    adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate or facilitate requirements of local law and procedures outside of the United States;
(n)    delegate any of the foregoing to a subcommittee consisting of one or more directors or executive officers pursuant to a specific delegation as may otherwise be permitted by applicable law;
(o)    change the vesting schedule of Awards under the Plan prospectively in the event that the Participant’s service status changes between full and part time status in accordance with Company policies relating to work schedules and vesting of Awards; and
(p)    make all other determinations necessary or advisable in connection with the administration of this Plan.
12.2    Standalone, Tandem and Substitute Awards. Awards granted under the Plan may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
12.3    Committee Composition and Discretion. The Board may delegate full administrative authority over the Plan and Awards to a Committee consisting of at least one member of the Board (or such greater number as may then be required by applicable law). Unless in contravention of any express terms of this Plan or Award, any determination made by the Committee with respect to any Award will be made in its sole discretion either (a) at the time of grant of the Award, or (b) subject to Section 4.9 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. To the extent permitted by applicable law, the Committee may delegate to one or more directors or officers of the Company the authority to grant an Award under this Plan.
12.4    Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
12.5    Governing Law. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.
13.    EFFECTIVENESS, AMENDMENT AND TERMINATION OF THE PLAN.
13.1    Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards for which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply shall be canceled, any Shares issued pursuant to any such Award shall be canceled and any purchase of such Shares issued hereunder shall be rescinded; and (d) Awards (to which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply) granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by stockholders within the time then required under Section 25102(o) shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.
13.2    Term of Plan. Unless earlier terminated as provided herein, this Plan will automatically terminate ten (10) years after the Effective Date.
13.3    Amendment or Termination of Plan. Subject to Section 4.9 hereof, the Board may at any time (a) terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan and (b) terminate any and all outstanding Options, SARs or RSUs upon a dissolution or liquidation of the Company, followed by the payment of creditors and the distribution of any remaining funds to the Company’s stockholders; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to Section 25102(o) or pursuant to the Code or the regulations promulgated under the Code as such provisions apply to ISO plans. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan.

14.    DEFINITIONS. For all purposes of this Plan, the following terms will have the following meanings.
“Acquisition,” for purposes of Section 11, means:
(a)    any consolidation or merger in which the Company is a constituent entity or is a party in which the voting stock and other voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger represent, or are converted into, securities of the surviving entity of such consolidation or merger (or of any Parent of such surviving entity) that, immediately after the consummation of such consolidation or merger, together possess less than fifty percent (50%) of the total voting power of all voting securities of such surviving entity (or of any of its Parents, if any) that are outstanding immediately after the consummation of such consolidation or merger;
(b)    a sale or other transfer by the holders thereof of outstanding voting stock and/or other voting securities of the Company possessing more than fifty percent (50%) of the total voting power of all outstanding voting securities of the Company, whether in one transaction or in a series of related transactions, pursuant to an agreement or agreements to which the Company is a party and that has been approved by the Board, and pursuant to which such outstanding voting securities are sold or transferred to a single person or entity, to one or more persons or entities who are Affiliates of each other, or to one or more persons or entities acting in concert; or
(c)    the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company and/or any Subsidiary or Subsidiaries of the Company, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole (or, if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by one or more Subsidiaries, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such Subsidiaries of the Company), except where such sale, lease, transfer or other disposition is made to the Company or one or more wholly owned Subsidiaries of the Company.
Notwithstanding the foregoing, the following transactions shall not constitute an “Acquisition”: (1) the closing of the Company’s first public offering pursuant to an effective registration statement filed under the Securities Act or (2) any transaction the sole purpose of which is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
“Affiliate” of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified (where, for purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Award” means any award pursuant to the terms and conditions of this Plan, including any Option, Restricted Stock Unit, Stock Appreciation Right or Restricted Stock Award.
“Award Agreement” means, with respect to each Award, the executed written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award as approved by the Committee. For purposes of the Plan, the Award Agreement may be accepted by a Participant via written, electronic or other means, subject to requirements under applicable law.
“Board” means the Board of Directors of the Company.
“Cause” means Termination because of (a) Participant’s unauthorized misuse of the Company or a Parent or Subsidiary of the Company’s trade secrets or proprietary information, (b) Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (c) Participant’s committing an act of fraud against the Company or a Parent or Subsidiary of the Company or (d) Participant’s gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the Company or Parent or Subsidiary of the Company’ reputation or business.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.
“Company” means Figma, Inc., a Delaware corporation, or any successor corporation.
“Disability” means a Participant is unable to perform the duties of his or her customary position of employment by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price per Share at which a holder of an Option or a SAR may purchase Shares issuable upon exercise of the Option or the SAR.
“Fair Market Value” means, as of any date, the value of a Share determined as follows:
(a)    if such Share is then publicly traded on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Share is listed or admitted to trading as reported in The Wall Street Journal;

(b)    if such Share is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and ask prices on the date of determination as reported by The Wall Street Journal (or as otherwise reported by any newspaper or other source as the Committee may determine); or
(c)    if none of the foregoing is applicable to the valuation in question, by the Committee in good faith.
“Option” means an award of an option to purchase Shares pursuant to Section 4 of this Plan.
“Other Combination” for purposes of Section 11 means any (a) consolidation or merger in which the Company is a constituent entity and is not the surviving entity of such consolidation or merger or (b) any conversion of the Company into another form of entity; provided that such consolidation, merger or conversion does not constitute an Acquisition.
“Parent” of a specified entity means, any entity that, either directly or indirectly, owns or controls such specified entity, where for this purpose, “control” means the ownership of stock, securities or other interests that possess at least a majority of the voting power of such specified entity (including indirect ownership or control of such stock, securities or other interests).
“Participant” means a person who receives an Award under this Plan.
“Plan” means this 2021 Executive Equity Incentive Plan.
“Purchase Price” means the price at which a Participant may purchase Restricted Stock pursuant to this Plan.
“Restricted Stock” means Shares purchased pursuant to a Restricted Stock Award under this Plan.
“Restricted Stock Award” means an award of Shares pursuant to Section 5 hereof.
“Restricted Stock Unit” or “RSU” means an award made pursuant to Section 6 hereof.
“Rule 701” means Rule 701 et seq. promulgated by the SEC under the Securities Act.
“SEC” means the U.S. Securities and Exchange Commission.
“Section 25102(o)” means Section 25102(o) of the California Corporations Code.
“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Class B Common Stock, $0.00001 par value per share, reserved for issuance under this Plan, as adjusted pursuant to Sections 2.2 and 11 hereof, and any successor security.
“Stock Appreciation Right” or “SAR” means an award granted pursuant to Section 7 hereof.
“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns stock or other equity securities representing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity securities in one of the other entities in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing. In the case of an approved leave of absence, the Committee may make such provisions respecting crediting of service, including suspension of vesting of the Award (including pursuant to a formal policy adopted from time to time by the Company) it may deem appropriate. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement for an Award.
“Vested Shares” means “Vested Shares” as defined in the Award Agreement for an Award.
* * * * * * * * * * *

NOTICE OF RESTRICTED STOCK UNIT AWARD
FIGMA, INC.
2021 EXECUTIVE EQUITY INCENTIVE PLAN
Terms defined in the Company’s 2021 Executive Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (“Notice of Grant”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant. By his signature below, Participant hereby acknowledges and agrees that he will not receive any additional equity awards on account of his service to the Company from the date of this RSU award through to June [__], 2028.
The Participant named below has been granted an award of restricted stock units (“RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement, attached as Annex A (the “RSU Agreement”) under the Plan, as follows:
Participant Name:    Dylan Field
Address:
Total Number of RSUs:    2,250,000
RSU Grant Date:    June __, 2021
Vesting Commencement Date:
Expiration Date: The earlier to occur of: (a) the date on which settlement of all vested RSUs granted hereunder occurs and (b) the seventh year following the Grant Date.
Vesting:
(a)    Two-Tiered Vesting. The vesting of the RSUs is conditioned on satisfaction of two vesting requirements before the Expiration Date or earlier termination of the RSUs pursuant to the Plan or the RSU Agreement: a time- and service-based requirement (the “Service Requirement”) and a liquidity-event requirement (the “Liquidity Event Requirement”), each as described below.
(i)    Liquidity Event Requirement. The Liquidity Event Requirement will be satisfied on the earliest to occur of: (i) the effective date of an IPO or (ii) the date of an Acquisition, but only if the Acquisition also constitutes a permissible payment event as a change in ownership, effective control, or sale of substantially all of the assets, as provided under Section 409A (the earliest of the prong (i) or (ii) to occur, the “Initial Vesting Event”). “IPO” will be satisfied on the first trading day following the Company’s initial public offering or direct listing pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company’s equity securities (whether by the Company or any holders of the Company’s equity securities), as a result of or following which the Shares shall be publicly held
(ii)    Service Requirement. For so long as Participant is in Continuous Service through each applicable date, then the Service Requirement will be satisfied on the date set forth below as to the number of shares allocable to that vesting tranche upon achievement of the Public Market Capitalization as follows:

Tranche	Performance Vesting Based on Public Market Capitalization*	Shares Vested	Performance Period
1	$15 billion	375,000	Grant date through the seventh anniversary of grant date
2	$20 billion	750,000	Grant date through the seventh anniversary of grant date
3	$25 billion	1,125,000	Grant date through the seventh anniversary of grant date
* The Public Market Capitalization hurdle shall be deemed achieved if the Company’s market capitalization following an IPO on a fully-diluted basis implied by the volume weighted average price for any 30-day trading period after an IPO during the performance period exceeds the specified market capitalization hurdle.
In the case of an Acquisition, the Public Market Capitalization will be the aggregate amount actually distributed to holders of the Company’s capital stock; provided that (i) to the extent that any consideration is subjected to an escrow or holdback as security for indemnification obligations or purchase price obligations, up to 15% of the total proceeds of an Acquisition will be valued as though such consideration were paid at closing; and (ii) any non-cash transaction proceeds or other contingent proceeds will be valued reasonably and in good faith by the Board of Directors, and without discounts for lack of marketability or liquidity in the case of consideration that consists of securities of a class that is publicly traded, notwithstanding that the securities received as consideration may not be freely traded as of the Closing of the Acquisition.
Participant shall have no right with respect to the RSUs to the extent an IPO or Acquisition does not occur, or, in the event an IPO or Acquisition does occur, to the extent the Public Market Capitalization is not achieved, on or before the Expiration Date. For the avoidance of doubt, once a Public Market Capitalization hurdle is achieved, it does not need to be maintained. All shares will be valued at the same price as the issued or traded shares for purposes of the Public Market Capitalization hurdle.
Achievement of the Service Requirement will be determined as a step function, meaning that there will be no interpolated or additional vesting to the extent of an achievement of Public Market Capitalization hurdle that is in between the prices specified below; provided that in the event of a Change of Control vesting will be determined based on the Public Market Capitalization hurdle achieved in such Change of Control using straight line interpolation between the values specified above. Once a tranche has satisfied the Service Requirement it shall remain deemed to have satisfied the Service Requirement, even if the Public Market Capitalization hurdle subsequently drops below the applicable target for the applicable tranche. For the avoidance of doubt, satisfaction of the Public Market Capitalization hurdle may occur sequentially or concurrently.
The Board of Directors will determine whether and the extent to which the Public Market Capitalization has been achieved based on the foregoing rules reasonably and in good faith.
(b)    RSUs Vested at Initial Vesting Event. If at the time of the Initial Vesting Event, Participant is not in Continuous Service and did not meet the Service Requirement with respect to any portion of the RSUs, then no portion of the RSUs shall vest. If at the time of the Initial Vesting Event, Participant is in Continuous Service or has ceased to be in Continuous Service but did meet the
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Service Requirement with respect to any portion of the RSUs, then the RSUs shall vest as to the number of RSUs, if any, that have satisfied the Service Requirement as of the Initial Vesting Event in accordance with clause (a)(i) above.
(c)    RSUs Vested after Initial Vesting Event. If Participant is in Continuous Service at the time of the Initial Vesting Event, then with respect to RSUs that have not vested as of the Initial Vesting Event under the preceding clause (b) above, vesting shall continue after the Initial Vesting Event in accordance with the Service Requirement set forth in clause (a)(i) above (each subsequent vesting date, a “Subsequent Vesting Event”).
(d)    Acceleration. If Participant is in Continuous Service at the time of a Change of Control and if, during the period of time commencing ninety (90) days prior to the execution of a definitive agreement providing for the consummation of such Change of Control and ending on the first anniversary of the consummation of such Change of Control, the Participant’s employment by the Company is terminated by the Company, other than for Cause (as defined below), or is terminated by the Participant for Good Reason (as defined below), then (subject to the Participant’s execution of a general release of claims in favor of the Company and its affiliates in a form acceptable to the Company or successor thereof) effective as of such termination, the RSUs that as of then had not yet met the Service Requirement shall be deemed to have met the Service Requirement at the time of such termination solely as to the number of shares allocable to that vesting tranche as to which the Public Market Capitalization hurdle has been satisfied. For purposes of this subsection (d), if the Public Market Capitalization achieved in the Change of Control falls between two hurdles, a pro rata portion of the shares associated with the next tranche to vest will be deemed to satisfy the Service Requirement based on linear interpolation.
“Cause” means any of the following: (a) Participant willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriate of trade secrets, fraud or embezzlement; (b) Participant commits a material breach of any written agreement between Participant and the Company that causes harm to the Company, which breach is not cured within thirty (30) days after receipt of written notice describing in detail such breach to Participant from the Company; (c) Participant willfully refuses to implement or follow a directive by Participant’s supervisor, directly related to Participant’s duties, which breach is not cured within thirty (30) days after receipt of written notice describing in detail such breach to Participant from the Company; or (d) Participant engages in material misfeasance or malfeasance demonstrated by a continued pattern of material failure to perform the essential job duties associated with Participant’s position, which breach is not cured within thirty (30) days after receipt of written notice describing in detail such breach to Participant from the Company.
“Change of Control” means (a) any transaction or series of related transactions resulting in a liquidation, dissolution or winding up of the Company, (b) a sale of all or substantially all of the assets of the Company that is followed by a liquidation, dissolution or winding up of the Company, (c) any sale or exchange of the capital stock of the Company by the stockholders of the Company in one transaction or a series of related transactions where more than fifty percent (50%) of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities (other than pursuant to a recapitalization of the Company solely with its equity holders) or (d) any merger or consolidation (each, a “combination transaction”), in which the Company is a constituent entity or is a party with another entity if, as a result of such combination transaction, in one transaction or series of related transactions, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination
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transaction (other than any such securities that are held by an “Acquiring Stockholder,” as defined below) do not represent, or are not converted into, securities of the surviving entity in such combination transaction (or such surviving entity’s parent entity if the surviving entity is owned by the parent) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all voting securities of such surviving entity (or its parent, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving entity (or its parent, if applicable) that are held by the Acquiring Stockholder. For purposes of this paragraph, an “Acquiring Stockholder” means a stockholder or stockholders of the Company that (i) merges or combines with the Company in such combination transaction or (ii) directly or indirectly owns or controls a majority of the voting power of another entity that merges or combines with the Company in such combination transaction.
“Good Reason” means any of the following actions by the Company without Participant’s written consent: (a) a material reduction in Participant’s duties or responsibilities that is inconsistent with Participant’s position, provided that a mere change of title alone shall not constitute such a material reduction; (b) the requirement that Participant change his or her principal office to a facility that increases Participant’s commute by more than forty (40) miles from Participant’s commute to the location at which Participant is employed prior to such change, or (c) a material reduction in Participant’s annual base salary or a material reduction in Participant’s employee benefits (e.g., medical, dental, insurance, short- and long-term disability insurance and 401(k) retirement plan benefits, collectively, the “Employee Benefits”) to which Participant is entitled immediately prior to such reduction (other than (i) in connection with a general decrease in the salary or Employee Benefits of all similarly situated employees and (ii) following such Change of Control, to the extent necessary to make Participant’s salary or Employee Benefits commensurate with those other employees of the Company or its successor entity or parent entity who are similarly situated with Participant following such Change of Control).
“Continuous Service” means Participant continues to provide services as an employee, officer, director or consultant to the Company or a Subsidiary or Parent of the Company.
Settlement: RSUs shall be settled no later than March 15 of the calendar year following the calendar year in which each Vesting Event occurs. Settlement means the delivery of the Shares vested under an RSU. Settlement of RSUs shall be in Shares. Settlement of vested RSUs shall occur whether or not Participant is in Continuous Service at the time of settlement. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Notice of Grant.
Participant understands that Participant’s employment or consulting relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”) and that nothing in this Notice of Grant, the RSU Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is conditioned on the occurrence of an Initial Vesting Event or a Subsequent Vesting Event. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the RSU Agreement and the Plan, each of which are incorporated herein by reference. Participant has read both the RSU Agreement and the Plan.
Execution and Delivery: This Notice of Grant may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By Participant’s acceptance hereof (whether written, electronic or
4

otherwise), Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the Notice of Grant, this RSU Agreement, any disclosures provided pursuant to Rule 701, account statements or other communications or information) whether via the Company’s intranet or the internet site of another third party or via email, or other means of electronic delivery specified by the Company.
By Participant’s and the Company’s acceptance hereof (in each case, whether written, electronic or otherwise), Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the RSU Agreement.
5

ANNEX A
RESTRICTED STOCK UNIT AGREEMENT
Participant has been granted RSUs subject to the terms, restrictions and conditions of the Company’s 2021 Executive Equity Incentive Plan (the “Plan”), the Notice of Restricted Stock Unit Award (“Notice of Grant”) and this Restricted Stock Unit Agreement (this “Agreement”). Unless otherwise defined herein or in the Notice of Grant, the terms defined in the Plan shall have the same defined meanings in this Agreement.
1.    No Stockholder Rights. Until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares. As a condition to the issuance of any Shares in settlement of vested RSUs, Participant agrees to enter into a joinder to be bound by any stockholders’ agreement by and between the Company and its stockholders in force from time to time.
2.    Dividend Equivalents. Dividend equivalents, if any, shall not be credited to Participant in respect of Participant’s RSUs, except as otherwise permitted by the Committee.
3.    No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or by the laws of descent and distribution. Any transferee who receives an interest in the RSU or the underlying Shares upon the death of Participant shall acknowledge in writing that the RSU shall continue to be subject to the restrictions set forth in this Section 3.
4.    Termination. The RSUs shall terminate on the Expiration Date or earlier as provided in this Section 4. If Participant’s Continuous Service with the Company terminates for any reason, all RSUs for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to the RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether Termination has occurred and the effective date of such Termination
5.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement, and the provisions of the Plan (incorporated herein by reference). Participant (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.
6.    Limitations on Transfer of Stock. In addition to any other limitation on transfer created by applicable securities laws, Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except with the Company’s prior written consent and in compliance with the Plan, the Company’s then-current insider trading policy and applicable securities laws. The restrictions on transfer also include a prohibition on any short position, any “put equivalent position” or any “call equivalent position” by the RSU holder with respect to the RSU itself as well as any shares issuable upon settlement of the RSU prior to the settlement thereof until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

7.    Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such shares or interest subject to the provisions of this Agreement, including the transfer restrictions of Sections 3 and 6, and the transferee shall acknowledge the restrictions in writing. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.
8.    Withholding of Tax. When the RSUs are vested and/or settled, the fair market value of the Shares shall be treated as income subject to withholding by the Company for income and employment taxes if Participant is or was an employee of the Company. Prior to any relevant taxable or tax withholding event, as applicable, Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in this Plan and legally applicable to the Participant (collectively, “Tax-Related Obligations”). In this regard, Participant authorizes the Company to withhold all applicable Tax-Related Obligations legally payable by Participant from Participant’s wages or other cash compensation paid to Participant by the Company and/or a Parent or Subsidiary of the Company. With the Company’s consent, these arrangements may also include, if permissible under local law, (i) withholding Shares that otherwise would be issued to Participant when Participant’s RSUs are settled; (ii) having the Company withhold taxes from the proceeds of the sale of the Shares, through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf and Participant hereby authorizes such sales by this authorization); (iii) Participant’s payment of a cash amount; or (iv) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s insider trading policy and 10b5-1 trading plan policy, if applicable; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the method of withholding shall be through a mandatory sale under (ii) above, and as to minimum statutory withholding rates only. Depending on the withholding method, the Company and/or a Parent or Subsidiary of the Company may withhold or account for Tax-Related Obligations by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. In the case of withholding in Shares, the Company shall issue the net number of Shares to Participant by deducting the Shares retained for Tax-Related Obligations from the Shares issuable upon vesting. For tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Obligations.
9.    Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of Termination of employment to be a “specified employee” under Section 409A, then the payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Participant’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. The occurrence of the Initial Vesting Event prior to the Expiration Date is intended to be a “substantial risk of forfeiture,” within the meaning of Section 409A, and the settlements related to the Initial Vesting Date and any Subsequent Vesting Date are each intended to be an exempt “short-term deferral,” within the meaning of Section 409A and the Company intends that its initial tax position on its tax return will be consistent with this intent absent a change in legal guidance or other circumstance. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder comply with Section 409A. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
10.    Tax Consequences. Participant acknowledges that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to the settlement or disposition.
11.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Committee may request of Participant for compliance with applicable laws) with all applicable foreign and US state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s common stock may be listed or quoted at the time of the issuance or transfer. Participant may not be issued any Shares if the issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell the shares.
12.    Legend on Certificates. The certificates representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of the Company’s Class B Common Stock are listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
14.    Entire Agreement; Severability. The Plan and the Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any commitment to make any other form of equity award (such as stock options) that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
15.    Market Standoff Agreement. Participant agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of common stock (determined on an as-converted into common stock basis), Participant will not, for a period of up to one hundred eighty (180) days (plus up to an additional thirty five (35) days to the extent reasonably requested by the Company or such underwriter(s) to accommodate regulatory restrictions on the publication or other distribution of research reports or earnings releases by the Company, including NASD and NYSE rules) following the effective date of the registration statement filed with the SEC relating to the IPO, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any common stock or securities convertible into common stock, except for: (i) transfers of Shares permitted under Section 6 hereof so long as such transferee furnishes to the Company and the managing underwriter their written consent to be bound by this Section 15 as a condition precedent to such transfer; and (ii) sales of any securities to be included in the registration statement for the IPO. For the avoidance of doubt, the provisions of this Section shall only apply to the IPO. The restricted period shall in any event terminate two (2) years after the closing date of the IPO. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. Participant further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer. For the avoidance of doubt, the foregoing provisions of this Section shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.
16.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s Continuous Service, for any reason, with or without cause.
17.    Information to Participants. If the Company is relying on an exemption from registration under Section 12(h)-1 of the Exchange Act and such information is required to be provided by Section 12(h)-1, the Company shall provide the information described in Rules 701(e)(3), (4) and (5) of the Securities Act by a method allowed under Section 12(h)-1 of the Exchange Act in accordance with Section 12(h)-1 of the Exchange Act, provided, that Participant agrees to keep the information confidential.
18.    Delivery of Documents and Notices. Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery or deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for Participant by the Company or at such other address as such party may designate in writing from time to time to the other party.
19.    Choice of Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of [San Mateo] County, California, or the federal courts for the United

States for the [Northern] District of California, and no other courts, where this grant is made and/or to be performed.
* * * * * * * * * *

Time Vesting Award
NOTICE OF RESTRICTED STOCK UNIT AWARD
FIGMA, INC.
2021 EXECUTIVE EQUITY INCENTIVE PLAN
Terms defined in the Company’s 2021 Executive Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (“Notice of Grant”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant. By electronically accepting the RSUs via the Carta platform, Participant hereby acknowledges and agrees that he is not expected to receive any additional awards of RSUs, Options, SARs or other equity or equity-based awards of the Company on account of his service to the Company prior to the fifth (5th) anniversary of the RSU Grant Date.
The Participant named below has been granted an award of RSUs, subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement, attached as Annex A (the “RSU Agreement”) under the Plan, as follows:
Participant Name:    Dylan Field
Total Number of RSUs:    14,480,169 (Class B Common Stock)
RSU Grant Date:    June 30, 2025
Vesting Commencement Date:     July 1, 2025
Vesting: For so long as Participant is in Continuous Qualifying Service from the RSU Grant Date through each applicable date, the RSUs shall vest as to the number of shares of the Company’s Class B Common Stock allocable to each such vesting date (each, an “Annual Vesting Date” and RSUs allocated thereto, respectively, the “Tranche RSUs”), as specified below in the Vesting Table (the “Vesting Schedule”). This Award shall terminate on the earlier to occur of: (a) the date on which settlement of all vested RSUs granted hereunder occurs and (b) on such date Participant’s Continuous Qualifying Service (as defined below) terminates, other than as set forth below.

Vesting Table
Tranche	Annual Vesting Date	RSUs Vesting (as a percentage of the Total Number of RSUs)
1	July 1, 2026	10%
2	July 1, 2027	20%
3	July 1, 2028	20%
4	July 1, 2029	20%
5	July 1, 2030	30%

Death; Disability: In the event that Participant’s Continuous Qualifying Service terminates due to Participant’s death or Disability, and subject to Participant’s satisfaction of the Release Requirement (as defined below), a pro rata portion of the Tranche RSUs that were otherwise scheduled to vest on the next Annual Vesting Date following Participant’s termination shall vest on Participant’s termination. The prorated number of such Tranche RSUs that shall vest pursuant to the foregoing shall be the number of such Tranche RSUs multiplied by a fraction, (1) the numerator of which is the number of days that have elapsed since the most recent Annual Vesting Date through Participant’s Termination Date, and (2) the denominator of which is 365. Tranche RSUs that do not vest upon Participant’s death or Disability pursuant to the foregoing shall automatically expire and be forfeited for no consideration.
CIC Covered Termination: In the event of Participant’s CIC Covered Termination (as defined below), and subject to Participant’s satisfaction of the Release Requirement, unvested RSUs shall accelerate in full on Participant’s CIC Covered Termination. To permit the foregoing acceleration if, other than within a period of twenty-four (24) months following a Change in Control, (x) the Company terminates Participant’s Continuous Qualifying Service without Cause (as defined below) or (y) Participant terminates Participant’s Continuous Qualifying Service for Good Reason (as defined below), then any RSUs that have not vested pursuant to the Vesting Schedule will remain outstanding (but shall cease vesting under the Vesting Schedule), for a period of three (3) months following such termination (the “3-Month CIC Window”). In the event a Change in Control closes no later than the final day of the 3-Month CIC Window, RSUs subject to the 3-Month CIC Window will vest upon the Closing Date (as defined below). If a Change in Control is not completed on or prior to the final day of the 3-Month CIC Window, RSUs subject to the 3-Month CIC Window shall automatically expire and be forfeited for no consideration.
Notwithstanding anything herein to the contrary, upon a Change in Control in which the successor or acquiring corporation (if any) does not assume, convert, continue, replace or substitute this Award to the extent outstanding immediately prior to the Change in Control (including replacing this Award with a substantially comparable cash award) then, notwithstanding any other provision in the Plan, this Notice of Grant, or the RSU Agreement to the contrary, 100% of Participant’s unvested RSUs shall accelerate and become vested effective immediately prior to the Change in Control. This award shall not be subject to Section 11.1(f) of the Plan.
Termination for Cause or other than due to CIC Covered Termination, Death, or Disability: In the event Participant’s Continuous Qualifying Service is terminated other than due to any of Participant’s (i) CIC Covered Termination, (ii) death, or (iii) Disability, all unvested Tranche RSUs shall automatically expire and be forfeited for no consideration. Further, in the event Participant’s Continuous Qualifying Service is terminated for Cause (as defined below), vested Tranche RSUs that have not yet been settled shall automatically expire and be forfeited for no consideration.
Changes in Capitalization: If a transaction described in Section 2.2 of the Plan or an adjustment pursuant to Section 2.2 of the Plan occurs, the Committee will adjust the Tranche RSUs (to the extent not previously vested) set forth above in the Vesting Table, and the vested Tranche RSUs (if any, and solely to the extent then-unsettled) in the same manner that adjustments are made pursuant to Section 2.2(c) of the Plan, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Award (and in a manner that will not provide Participant with any greater or lesser benefit or potential benefits than intended to be made available under this Award).
No Other Arrangements: Participant’s rights regarding the vesting of this Award are exclusively set forth in this Notice of Grant. Any other provisions, including acceleration provisions, set forth in any other arrangement between the Company and Participant, including, but not limited to, Participant’s Change in Control and Severance Agreement with the Company, will not apply to this Award.

Definitions:
“Cause” means (i) Participant’s willful and continued failure or refusal to perform his material duties, which remains uncured for a period of thirty (30) days following his receipt of written notice from the Company identifying the existence of and describing such refusal or failure; (ii) any act constituting fraud, embezzlement, gross negligence, theft, misappropriation, or a willful breach of fiduciary duty, in each case, by Participant in connection with his responsibilities as an officer or employee of the Company and that materially injures the reputation or business of the Company or any subsidiary; (iii) any act constituting sexual harassment by Participant in connection with his responsibilities as an officer or employee of the Company and that materially injures the reputation or business of the Company or any subsidiary; (iv) Participant’s conviction of, or plea of guilty or nolo contendere to, any felony (other than driving offenses that do not result in death or serious bodily injury); (v) Participant’s willful commission of an act that materially violates his obligations under the confidentiality, invention assignment or non-solicitation provisions of any written agreements between Participant and the Company; or (vi) Participant’s violation of the Company’s Code of Business Conduct (as in effect from time to time) that materially injures the business of the Company or any subsidiary.
For purposes of this definition of “Cause”, no action or failure to act on Participant’s part shall be considered “willful” unless done or omitted to be done, by him in bad faith and without the reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Participant and an opportunity for Participant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board that Participant was guilty of conduct set forth above in clause (i), (ii), (iii), (iv), (v) or (vi) of the first sentence of this definition of Cause and specifying the particulars thereof in detail.
“Change in Control” means an Acquisition, as defined in the Plan, with the effective date thereof, the “Closing Date”.
“CIC Covered Termination” means Participant’s Separation (as defined below) (A) within three (3) months preceding a Change in Control or (B) within twenty-four (24) months following a Change in Control resulting, in either case of (A) or (B), from (i) the Company terminating Participant’s employment for any reason other than Cause or (ii) Participant’s resignation of Continuous Qualifying Service for Good Reason (as defined below). A termination by the Company for Cause or due to Participant’s death or disability, or a resignation by Participant without Good Reason shall not constitute a CIC Covered Termination.
“Continuous Qualifying Service” means Participant’s continued employment with the Company (a) as its Chief Executive Officer or (b) solely as reasonably determined by the Committee in its good faith discretion, as the Company’s Chairman, Executive Chairman or another C-suite level officer of the Company, (which determination to permit service in such non-CEO role may, but need not, result in a change to the vesting schedules applicable to this Award or in the forfeiture of any portion of this Award as determined by the Committee).
“Disability” shall have the meaning given to such term in the Plan.
“Good Reason” means (a) a material breach by the Company of any material provision of the award agreement evidencing this Award or the award agreement evidencing the award for 14,480,169 “performance based” RSUs granted to Participant on June 30, 2025; (b) a material reduction by the Company in Participant’s base compensation or a material reduction by the Company in the target incentive opportunity percentage used to determine Participant’s annual bonus opportunity; or (c) any requirement that Participant’s principal place of employment move by more than 30 miles from its then-current location. Provided, however, that (i) Participant must first give the Company written notice of any occurrence of the event constituting the alleged breach within sixty (60) days following the first occurrence of such event in a written explanation specifying the basis for his belief that he is entitled to terminate his employment for Good Reason, (ii) the Company shall have thirty (30) days from the date on which such notice is provided to cure such event, and (iii) provided that the Company does not reasonably cure such event, Participant must actually resign his employment within thirty (30) days following the end of the cure period described in (ii). Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by Participant.
“Release Requirement” means Participant (or the executor of Participant’s estate or other designated beneficiary (in the case of Participant’s death) or Participant’s representative (in the case of Participant’s Disability), as applicable) (i) has timely executed, and not revoked, a general release of all known and unknown claims that Participant may then have against the Company or persons affiliated with the Company and such release has become effective and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims in substantially the form attached hereto as Exhibit 1 (the “Release”). The Company will deliver the Release to Participant within ten (10) days after Participant’s Termination Date. Participant must execute and return the Release within the time period specified in the form and in all events within sixty (60) days following the termination event described in this Award, as applicable.
“Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code.
Clawback: The RSUs, shares received in settlement of the RSUs and any proceeds (gross of tax) received upon sale of such shares will be subject to clawback, recoupment and forfeiture in accordance with the Company’s clawback policy as in effect from time to time (including, without limitation, any policy adopted to satisfy the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010).
Settlement: Vested RSUs shall be settled as soon as administratively practicable, but no later than sixty (60) calendar days after vesting. Settlement means the delivery of the Shares vested under an RSU. Settlement of RSUs shall be in Shares. Settlement of vested RSUs shall occur whether or not Participant is in Continuous Qualifying Service at the time of settlement, except as otherwise set forth above in the event a Participant’s Continuous Qualifying Service is terminated for Cause. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Notice of Grant.
Participant understands that Participant’s employment or consulting relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”) and that nothing in this Notice of Grant, the RSU Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is conditioned on Participant’s Continuous Qualifying Service through the Annual Vesting Dates set forth above, except as specifically set forth above in this Notice of Grant. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the RSU Agreement and the Plan, each of which are incorporated herein by reference. Participant has read both the RSU Agreement and the Plan.
Execution and Delivery: This Notice of Grant may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the Notice of Grant, the RSU Agreement, any disclosures provided pursuant to Rule 701, account statements or other communications or information) whether via the Company’s intranet or the internet site of another third party or via email, or other means of electronic delivery specified by the Company; provided that, concurrently with any such delivery, Participant is notified of such delivery at the Company e-mail address of such Participant, with instructions on how to access the relevant document.
By Participant’s and the Company’s acceptance hereof (in each case, whether written, electronic or otherwise), Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and the RSU Agreement.

Exhibit 1
Form of Release
This Release (“Release”) is entered into with, and delivered to, Figma, Inc. (the “Company”), by Dylan Field (“you”), in connection with the termination of your Continuous Qualifying Service under that certain (x) award agreement evidencing the award for 14,480,169 “time-vested” restricted stock units granted to you on June 30, 2025 (the “RSU Award Agreement”) and (y) award agreement evidencing the award for 14,480,169 “performance-vested” restricted stock units granted to you on June 30, 2025 (together with the RSU Award Agreement, the “Award Agreements”), in each case, pursuant to the Figma, Inc. 2021 Executive Equity Incentive Plan. Capitalized terms used but not defined in this Release shall have the meanings given to them in the Award Agreements.
1.    Separation Date: Your Continuous Qualifying Service was terminated [by the Company without Cause or by you for Good Reason]1 as of [Date] (the “Separation Date”).
2.    Return of Company Property: You hereby warrant to the Company that, as of the Separation Date, you have or will have returned to the Company all property or data of the Company of any type whatsoever that has been in your possession or control.
3.    Post Employment Obligations: You hereby acknowledge that: (a) you continue to be bound by the attached Employee Invention Assignment and Confidentiality Agreement (Exhibit A hereto); (b) as a result of your employment with the Company, you have had access to the Company’s proprietary and/or confidential information, and you will continue to hold all such information in strictest confidence and not make use of it on behalf of anyone, and (c) you must, and by your signature below confirm that you shall, deliver to the Company, no later than the Separation Date, all documents and data of any nature containing or pertaining to such information, and not take with you, or otherwise retain in any respect, any such documents or data or any reproduction thereof. Notwithstanding, the Company will at all times abide by 18 U.S.C § 1833(b)(1), which states, in pertinent part: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
4.    Equity: You acknowledge that you have access to your stock option and/or restricted stock unit details via Shareworks, which outlines the options and/or restricted stock units granted to you by the Company, including those that have vested (or, as to restricted stock units, have satisfied the time-based vesting requirement) up to the Separation Date. You further acknowledge that you have read and understand your rights under, as applicable, the Figma, Inc. 2021 Executive Equity Incentive Plan, the Company’s Amended and Restated 2012 Equity Incentive Plan or any other applicable equity incentive plan of the Company (collectively, the “Plans”) and the applicable award agreement(s), including with respect to the exercise of your vested stock options (if any) and expiration of your restricted stock units (whether time-
1 If the Continuous Qualifying Service is terminated due to death or Disability, the executor of the executive’s estate or other designated beneficiary (in the case of the executive’s death) or executive’s representative (in the case of Participant’s Disability) shall be a party to the release and the form of release shall be updated accordingly.

vested or performance-vested) (if any) or other equity-based awards (if any). If you do not purchase your vested options (if any) within the applicable time period as described in the Plan, those vested options will expire and you will no longer be able to purchase them. Any unvested stock options or restricted stock units that have not satisfied the applicable vesting requirement as of the Separation Date will terminate and be canceled on the Separation Date and you shall have no further rights to or interests in such stock options or restricted stock units, unless otherwise specified in the applicable award agreements. You understand that you can email [***] with any inquiries.
5.    General Release and Waiver of Claims:
a.    In consideration of the payments and benefits set forth in the Award Agreements in connection with the termination of your Continuous Qualifying Service, to the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company and its subsidiaries and affiliates (including any predecessors of any of the foregoing) and each of their owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the California Labor Code, and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.
b.    By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
c.    You and the Company do not intend to release any claims or rights with respect to your outstanding equity interests in the Company, including pursuant to the Award Agreements or any other equity or equity-based award agreement with the Company (other than any such equity interests forfeited and cancelled in connection with your termination of employment), your Change in Control and Severance Agreement with the Company, claims for accrued, vested benefits under any employee retirement plan of the Company or for reimbursement under any group health or disability plan in which you participated in accordance with the terms and conditions of such plans and applicable law, any claims or rights that may arise after the date you sign this Release, or to claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, claims to receive workers’ compensation or unemployment benefits, or any claims for enforcement of this Release. Further, nothing herein will be deemed to release any rights or remedies in connection with your right to indemnification by the Company pursuant to contract or applicable law or any claims you may have under any directors & officers liability insurance policy. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.
6.    Covenant Not to Sue:

a.    To the fullest extent permitted by law, at no time subsequent to the execution of this Release will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Release.
b.    Nothing in this section shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
7.    Protected Rights: You understand that nothing in the General Release and Waiver of Claims and Covenant Not to Sue sections above, or otherwise in this Release, limits, impedes, or restricts your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”).  You further understand that this Release does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  This Release does not limit your right to receive an award for information provided to any Government Agencies or prohibit you from providing truthful information in response to a subpoena or other legal process.
8.    Non-disparagement; Litigation Support: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, you agree not to disparage, libel, slander, or file, raise, broadcast, publish or otherwise communicate any claim not in good faith or that is disloyal, reckless or maliciously untrue (and specifically, made with knowledge of their falsity or with reckless disregard for the truth or falsity of the statements), pertaining to the Releasees and/or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, in any manner that is in any way harmful to them or their business or their business or personal reputations, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution. The Company agrees to instruct its executive officers and members of the Board of Directors of the Company not to disparage, libel, slander, or file, raise, broadcast, publish or otherwise communicate any claim not in good faith or that is disloyal, reckless or maliciously untrue (and specifically, made with knowledge of their falsity or with reckless disregard for the truth or falsity of the statements) pertaining to you in any manner that is in any way harmful to you or your business or personal reputation, including, but not limited to, any statement posted on social media or otherwise on the Internet, whether or not made anonymously or with attribution. You further agree, to the extent legally permissible, not to encourage, support, or participate in claims by any other person against the Releasees, provided that you and the Releasees will both respond accurately and fully to any question, inquiry or request for information when required by legal process. Nothing in this Release prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
9.    Arbitration: You and the Company are parties to an Arbitration Agreement that you signed on or around DATE (the “Arbitration Agreement”); that Agreement will govern any dispute resolution between you and the Company and will remain in place following the Separation Date.

10.    Attorneys’ Fees: If any action is brought to enforce the terms of this Release, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.
11.    Confidentiality: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, the contents, terms and conditions of this Release must be kept confidential by you and may not be disclosed except to your immediate family, accountant, financial advisor or attorney or pursuant to subpoena or court order. You agree that if you are asked for information concerning this Release, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Release.
12.    No Admission of Liability: This Release is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Release shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.
13.    Complete and Voluntary Agreement: This Release, together with Exhibit A hereto, the Arbitration Agreement, the Award Agreements and your Change in Control and Severance Agreement with the Company, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Release for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Release in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Release voluntarily, free of any duress or coercion.
14.    Severability: The provisions of this Release are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.
15.    Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Release may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Release, executed by authorized representatives of each of the parties to this Release. This Release may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of an electronic or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be admissible in any legal proceeding as if it were an original.
16.    Governing Law: This Release shall be governed by and construed in accordance with the laws of the State of California.
17.    Review of Separation Agreement; Expiration of Offer. [Include next 2 sentences for Employees Under 40: You understand that you have the right to consult with an attorney regarding this Release, and that you may take up to five business days to consider this Release (the “Consideration Period”). The offer set forth in this Release, if not accepted by you by 5:00 p.m. (PST) on the last day of the Consideration Period, will automatically expire. Include rest of paragraph for Employees Over 40

Years of Age: This Release is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626 (f). You are advised to consult with an attorney prior to executing this Release. This Release does not waive or release any rights or claims you may have under the Age Discrimination in Employment Act that arise after the execution of this Release. In addition, this Release does not prohibit you from challenging the validity of the waiver and release claims set forth herein. You understand that you may take up to 21 calendar days to consider this Release (the “Consideration Period”). The offer set forth in this Release, if not accepted by you by 5:00 p.m. (PST) on the last day of the Consideration Period, will automatically expire. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Release. You also agree that changes to this Release, whether material or immaterial, do not toll or restart the Consideration Period. You also understand you may revoke this Release within seven days of signing this document and that the separation compensation to be provided to you pursuant to the Award Agreements will be provided only after the expiration of that seven day revocation period.
18.    Effective Date: This Release is effective on the [Include for Employees Under 40: date it is signed by both parties / Include for Employees Over 40 Years of Age: eighth (8th) day after you sign it and without revocation by you.
[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

If you agree to abide by the terms outlined in this Release, please sign and return it to me. I wish you the best in your future endeavors.

Sincerely,

Figma, Inc.

By:

[Name]

[Title]

READ, UNDERSTOOD AND AGREED

By:

Dylan Field

Date:

EXHIBIT A
Employee Invention Assignment and Confidentiality Agreement
[See Attached]

ANNEX A
RESTRICTED STOCK UNIT AGREEMENT
Participant has been granted RSUs subject to the terms, restrictions and conditions of the Company’s 2021 Executive Equity Incentive Plan (the “Plan”), the Notice of Restricted Stock Unit Award (“Notice of Grant”) and this Restricted Stock Unit Agreement (this “Agreement”). Unless otherwise defined herein or in the Notice of Grant, the terms defined in the Plan shall have the same defined meanings in this Agreement.
1.    No Stockholder Rights. Until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares. As a condition to the issuance of any Shares in settlement of vested RSUs, Participant agrees to enter into a joinder to be bound by any stockholders’ agreement by and between the Company and its stockholders in force from time to time.
2.    Dividend Equivalents. Dividend equivalents, if any, shall not be credited to Participant in respect of Participant’s RSUs, except as otherwise permitted by the Committee.
3.    No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the RSUs upon the death of Participant provided that any such designation is made in compliance with the Restated Certificate and the Company’s Amended and Restated Bylaws (“Bylaws”). Any transferee who receives an interest in the RSU or the underlying Shares upon the death of Participant shall acknowledge in writing that the RSU shall continue to be subject to the restrictions set forth in this Section 3. For the avoidance of doubt, this Section 3 shall not apply to any Shares issued pursuant to the settlement of any RSUs.
4.    Termination. All RSUs for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to the RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion, which it shall exercise reasonably and in good faith, to determine whether Termination has occurred and the effective date of such Termination.
5.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement, and the provisions of the Plan (incorporated herein by reference). Participant (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.
6.    Limitations on Transfer of Stock. Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except (i) prior to the Company becoming subject to the reporting requirements of the Exchange Act (defined below), with the Company’s prior written consent and in compliance with the provisions of Sections 9 and 10 of the Plan, (ii) in compliance with the Company’s then-current insider trading policy and applicable securities laws and (iii) in compliance with the Restated Certificate and Bylaws. The restrictions on transfer also include a prohibition on any short position, any “put equivalent position” or any “call equivalent position” by the RSU holder with respect to the RSU itself as well as any shares issuable upon settlement of the RSU prior to the settlement thereof until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).

7.    Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including the transfer restrictions of Sections 3 and 6 and as set forth in the Restated Certificate and Bylaws, and the transferee shall acknowledge the restrictions in writing. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.
8.    Withholding of Tax. When the RSUs are vested and/or settled, the fair market value of the Shares shall be treated as income subject to withholding by the Company for income and employment taxes if Participant is or was an employee of the Company. Prior to any relevant taxable or tax withholding event, as applicable, Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in this Plan and legally applicable to the Participant (collectively, “Tax-Related Obligations”). Tax-Related Obligations with respect to each settlement event for the RSUs shall be satisfied by withholding Shares that otherwise would be issued to Participant when Participant’s RSUs are settled (“Net Settlement”), provided that if the Committee and Participant mutually agree in their good faith reasonable discretion that Net Settlement is not in the Company’s best interests with respect to a future settlement event relating to all or any portion of the RSUs and (i) the Company provides advance written notice to Participant that Net Settlement shall not apply to all or any portion of such future settlement and (ii) following such notice Participant has a reasonable opportunity to adopt a valid 10b5-1 trading plan to be effective with regard to open market sales of shares to satisfy tax withholding in connection with such settlement event, then such tax withholding obligations may be satisfied via Participant’s sale of shares otherwise issuable under the RSUs in either case, in compliance with the Company’s insider trading policy and 10b5-1 trading plan policy, if applicable. Depending on the withholding method, the Company and/or a Parent or Subsidiary of the Company may withhold or account for Tax-Related Obligations by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. In the case of Net Settlement, the Company shall issue the net number of Shares to Participant by deducting the Shares retained for Tax-Related Obligations from the Shares issuable upon vesting. For tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Obligations.
9.    Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of termination of employment to be a “specified employee” under Section 409A, then the payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Participant’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. The occurrence of a vesting date pursuant to the Notice of Grant is intended to be a “substantial risk of forfeiture,” within the meaning of Section 409A, and the settlements related thereto are each intended to be an exempt “short-term deferral,” within the meaning of Section 409A and the Company intends that its tax position on any of its tax returns will be consistent with this intent absent a change in applicable law after the date hereof. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder comply with Section 409A. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. All payments made pursuant to the Notice of Grant and/or this Agreement are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
10.    Tax Consequences. Participant acknowledges that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to the settlement or disposition.
11.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Committee may request of Participant for compliance with applicable laws) with all applicable foreign and US state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s common stock may be listed or quoted at the time of the issuance or transfer. Participant may not be issued any Shares if the issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell the Shares.
12.    Legend on Certificates. The certificates representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which shares of the Company’s Class A Common Stock are listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
14.    Entire Agreement; Severability. The Plan and the Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any commitment to make any other form of equity award (such as stock options) that may have been set forth in any employment offer letter or other agreement between the parties); provided, however, that this Section 14 shall not apply to that certain notice of RSU award and applicable agreement between Participant and the Company, dated June 30, 2025, whereby the Company granted to Participant 14,480,169 “performance-vested” RSUs. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
15.    Market Standoff Agreement. Participant agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of common stock (determined on an as-

converted into common stock basis), and except as otherwise agreed by Participant and the Company, Participant will not, for a period of up to one hundred eighty (180) days following the closing of the Company’s initial sale of its Class A Common Stock (such period, the “Lock-up Period”) in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act (an “IPO”), directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any common stock or securities convertible into common stock, except for: (i) transfers of Shares permitted under Section 6 hereof so long as such transferee furnishes to the Company and the managing underwriter their written consent to be bound by this Section 15 as a condition precedent to such transfer; and (ii) sales of any securities to be included in the registration statement for the IPO.  For the avoidance of doubt, the provisions of this Section shall only apply to the IPO.  The restricted period shall in any event terminate two (2) years after the closing date of the IPO.  In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period.  Participant further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer.  For the avoidance of doubt, the foregoing provisions of this Section shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.
16.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s Continuous Service, for any reason, with or without cause.
17.    Information to Participants. If the Company is relying on an exemption from registration under Section 12(h)-1 of the Exchange Act and such information is required to be provided by Section 12(h)-1, the Company shall provide the information described in Rules 701(e)(3), (4) and (5) of the Securities Act by a method allowed under Section 12(h)-1 of the Exchange Act in accordance with Section 12(h)-1 of the Exchange Act, provided, that Participant agrees to keep the information confidential to the extent such information has not otherwise been publicly disclosed (other than a disclosure by Participant in violation of this Agreement).
18.    Delivery of Documents and Notices. Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery or deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for Participant by the Company or at such other address as such party may designate in writing from time to time to the other party.
19.    Choice of Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
* * * * * * * * * *

Performance-Based Award

NOTICE OF RESTRICTED STOCK UNIT AWARD
FIGMA, INC.
2021 EXECUTIVE EQUITY INCENTIVE PLAN
Terms defined in the Company’s 2021 Executive Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (“Notice of Grant”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant. By electronically accepting the RSUs via the Carta platform, Participant hereby acknowledges and agrees that he is not expected to receive any additional awards of RSUs, Options, SARs or other equity or equity-based awards of the Company on account of his service to the Company prior to the fifth (5th) anniversary of the RSU Grant Date.
The Participant named below has been granted an award (“Award”) of RSUs, subject to the terms and conditions of the Plan, the Vesting Annex, attached as Annex A (the “Vesting Annex”) and the Restricted Stock Unit Agreement, attached as Annex B (the “RSU Agreement”) under the Plan, as follows:
Participant Name:    Dylan Field
Total Number of RSUs:    14,480,169 (Class B Common Stock)
RSU Grant Date:    June 30, 2025
Vesting Commencement Date:    July 1, 2025
Vesting: As set forth in the Vesting Annex.
Settlement: Vested RSUs shall be settled as soon as administratively practicable, but no later than sixty (60) calendar days after vesting. Settlement means the delivery of the Shares vested under an RSU. Settlement of RSUs shall be in Shares. Settlement of vested RSUs shall occur whether or not Participant is in Continuous Qualifying Service (as defined below) at the time of settlement, except as otherwise set forth in the Vesting Annex. No fractional RSUs or rights for fractional Shares shall be created pursuant to this Notice of Grant.
Participant understands that Participant’s employment or consulting relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”) and that nothing in this Notice of Grant, the Vesting Annex, the RSU Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is conditioned on the achievement of the Company Stock Price Targets (as defined in the Vesting Annex) and Participant’s Continuous Qualifying Service through the Annual Vesting Dates set forth in the Vesting Annex, except as specifically set forth in the Vesting Annex. Participant also understands that this Notice of Grant is subject to the terms and conditions of the Vesting Annex, the RSU Agreement, and the Plan, each of which are incorporated herein by reference. Participant has read the Vesting Annex, the RSU Agreement and the Plan.
Execution and Delivery: This Notice of Grant may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company. By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the Notice of Grant, the Vesting Annex, the RSU Agreement, any disclosures provided pursuant to Rule 701, account statements or other communications or information) whether via the Company’s intranet or the internet site of another third party or via email, or other means of electronic delivery specified by the Company; provided that, concurrently with any such delivery, Participant is notified of such delivery at the Company e-mail address of such Participant, with instructions on how to access the relevant document.
By Participant’s and the Company’s acceptance hereof (in each case, whether written, electronic or otherwise), Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant, the Vesting Annex and the RSU Agreement.

ANNEX A
Vesting Annex
This performance-based Award is earned based on extraordinary achievement of the Company’s Stock Price (as set forth below in Section 1) during the time period, and subject to all other terms and conditions set forth in this Vesting Annex. Capitalized terms used but not defined herein shall have the meanings given to them in the Notice of Grant, the RSU Agreement or the Plan, as applicable.
1.    Achievement.
The Total Number of RSUs are allocated between seven (7) tranches (each, a “Tranche” and RSUs allocated thereto, respectively, the “Tranche RSUs”), as specified below in the Performance Table.
Achievement pursuant to this Section 1 shall be determined separately for each Tranche.
Subject to Certification, as provided below in Section 7, and Participant’s Continuous Qualifying Service through the Certification Date (as defined below) and the applicable vesting dates set forth below in Section 2, except as set forth below in Section 3, Section 4 and Section 6, 100% of the Tranche RSUs shall be earned and become eligible to vest (“Earned Tranche RSUs”) upon achievement of the Stock Price Target (i.e., the 60-Day Average VWAP (as defined below) equals or exceeds the Stock Price Target) at any time during the period beginning on the IPO (as defined in the RSU Agreement) and ending on the tenth (10th) anniversary of the IPO (the “Performance Period”), as specified below in the Performance Table. Earned Tranche RSUs shall be eligible to vest as set forth below in Section 2.
Achievement of the Stock Price Targets will be measured, and the corresponding Earned Tranche RSUs will be determined, as a “step” function (i.e., no adjustment for achievement between Stock Price Targets), except in the case of achievement in connection with a Change in Control (as defined below), as set forth below in Section 3. Once a Stock Price Target for a Tranche is achieved during the Performance Period, it shall remain achieved and eligible to vest as set forth below in Section 2, notwithstanding a decrease in the 60-Day Average VWAP thereafter. Stock Price Targets may be achieved sequentially, or concurrently. In no event may more than the Total Number of RSUs become Earned Tranche RSUs. The Committee will determine and certify the achievement of the 60-Day Average VWAP as set forth below in Section 7.
Any Tranche RSUs that do not become Earned Tranche RSUs, pursuant to this Section 1, prior to the earliest to occur of (x) the final day of the Performance Period or (y) termination of Participant’s Continuous Qualifying Service shall automatically expire and be forfeited for no consideration, except as set forth below in Section 3, Section 4 and Section 6.

Performance Table
Tranche	Stock Price Target	Number of Earned Tranche RSUs (as a percentage of the Total Number of RSUs)
1	$60	15%
2	$70	15%
3	$80	15%
4	$90	15%
5	$100	14.5%
6	$110	13.5%
7	$130	12%

“60-Day Average VWAP” shall mean the average of each trading day’s volume-weighted average price on the applicable national securities exchange or quotation system on which Company Class A Common Stock trades for one share of Class A Common Stock, calculated using the trading days in any sixty (60) consecutive calendar day period commencing on any day during the Performance Period and concluding no later than the final day of the Performance Period. The 60-Day Average VWAP shall be as reported on such reasonable resource designated by the Company.
2.    Vesting of Earned Tranche RSUs.
Vesting pursuant to this Section 2 shall be applied separately for each Tranche.
Earned Tranche RSUs with respect to a Tranche shall vest as to a number of Earned Tranche RSUs equal to (i) the number of years following the Vesting Commencement Date as of the Certification Date (each annual anniversary of the Vesting Commencement Date, an “Annual Vesting Date”), multiplied by (ii) 1/7 of the total number of such Earned Tranche RSUs, subject to Participant’s Continuous Qualifying Service through such Certification Date, except as set forth below in Section 3, Section 4 and Section 6. If such Certification Date occurs prior to the seventh (7th) anniversary of the Vesting Commencement Date, the Earned Tranche RSUs shall become vested as to an additional 1/7 of the Earned Tranche RSUs on each Annual Vesting Date following the Certification Date through the seventh (7th) anniversary of the Vesting Commencement Date, subject to Participant remaining in Continuous Qualifying Service through each such vesting date, except as set forth below in Section 3, Section 4 and Section 6.
3.    Covered Termination. In the event of Participant’s Covered Termination (as defined below), and subject to Participant’s satisfaction of the Release Requirement (as defined below), unvested Earned Tranche RSUs shall vest upon Participant’s Covered Termination. Any RSUs that have not become Earned Tranche RSUs pursuant to Section 1 shall automatically expire and be forfeited for no consideration upon Participant’s Covered Termination.
4.    Death; Disability. In the event that Participant’s Continuous Qualifying Service terminates due to Participant’s death or Disability (as defined below), and subject to Participant’s satisfaction of the Release Requirement, unvested Earned Tranche RSUs shall vest upon Participant’s death or Disability. Any RSUs that have not become Earned Tranche RSUs pursuant to Section 1 shall not terminate and shall instead remain outstanding for a period of twelve (12) months following Participant’s death or Disability (the “12-Month Window”), provided that in no event will the Award remain outstanding following the expiration of the Performance Period. In the event a Stock Price Target is achieved no later than the final day of the 12-Month Window (including in connection with a Change in Control pursuant to Section 6), Tranche RSUs subject to the 12-Month Window will become Earned Tranche RSUs in accordance with Section 1 or Section 6, as applicable, and vest in full (i.e., satisfaction of the service condition under Section 2 shall be waived) upon the Certification Date (or immediately prior to the Closing Date (as defined below), if achieved in connection with a Change in Control). If no Stock Price Target is achieved on or prior to the final day of the 12-Month Window, RSUs subject to the 12-Month Window shall automatically expire and be forfeited for no consideration.
5.    Termination for Cause or other than due to Resignation for Good Reason, Death, or Disability. In the event Participant’s Continuous Qualifying Service is terminated other than due to any of Participant’s (i) resignation for Good Reason (as defined below), (ii) death, or (iii) Disability, unvested Earned Tranche RSUs and any RSUs that have not become Earned Tranche RSUs pursuant to Section 1 shall automatically expire and be forfeited for no consideration. Further, in the event Participant’s Continuous Qualifying Service is terminated by the Company for Cause (as defined below), vested and unpaid Earned Tranche RSUs shall automatically expire and be forfeited for no consideration.
6.    Change in Control. Notwithstanding the foregoing Section 1 and Section 2, in the event that the Company is subject to a Change in Control following an IPO and prior to the final day of the Performance Period, the following provisions shall apply.
(a)    Determination of Achievement. As of such date determined by the Committee prior to the

Closing Date, the Performance Period shall end and the Committee shall determine the level of achievement of the Stock Price Targets for any unearned Tranche RSUs using the same process as set forth in Section 1 above, except that (i) the CIC Price (as defined below) shall be used in lieu of the 60-Day Average VWAP to determine the Stock Price Target achievement and (ii) if achievement falls between Stock Price Targets, a pro rata portion of Tranche RSUs will become Earned Tranche RSUs, calculated using straight-line interpolation between such Stock Price Targets. To illustrate the foregoing pro rata achievement, if Tranche 1 through Tranche 5 are achieved prior to the Change in Control, and in connection with the Change in Control the Stock Price is achieved at $120 (i.e., between the Stock Price Targets for Tranche 6 and Tranche 7), then 100% of the Tranche 6 RSUs shall become Earned Tranche RSUs and 50% of the Tranche 7 RSUs shall become Earned Tranche RSUs (such that, together with the Earned Tranche RSUs for Tranche 1 through Tranche 5, a total of 94% of the Award is earned as of the Change in Control).
Any RSUs that are not Earned Tranche RSUs on the Closing Date (the “Unearned Tranche RSUs”) shall be subject to vesting pursuant to Section 6(b)(iii) below.
(b)    Vesting following a Change in Control.
(i)    Tranche RSUs earned prior to a Change in Control. Tranche RSUs that became Earned Tranche RSUs prior to the Change in Control shall vest on the Closing Date as to a pro rata portion of the Earned Tranche RSUs scheduled to vest on the next Annual Vesting Date to occur following the Closing Date, subject to Participant’s Continuous Qualifying Service through the Closing Date. The prorated portion of such Earned Tranche RSUs (the “Pro Rata Portion”) that shall vest pursuant to the foregoing shall be the number of such Earned Tranche RSUs multiplied by a fraction, (1) the numerator of which is the number of days that have elapsed since the most recent Annual Vesting Date through the Closing Date and (2) the denominator of which is 365. If the Closing Date occurs prior to the seventh (7th) anniversary of the Vesting Commencement Date, the Earned Tranche RSUs shall become vested as to an additional 1/7 of such Earned Tranche RSUs on each Annual Vesting Date following the Closing Date (less the Pro Rata Portion, for the first Annual Vesting Date to occur following the Closing Date) through the seventh (7th) anniversary of the Vesting Commencement Date, subject to Participant remaining in Continuous Qualifying Service through each such vesting date, except as set forth above in Section 4 and below in Section 6(c).
(ii)    Tranche RSUs earned in connection with a Change in Control. Tranche RSUs that become Earned Tranche RSUs in connection with a Change in Control pursuant to Section 6(a) above shall vest on the Closing Date as to a number of Earned Tranche RSUs equal to the sum of (A) (i) the number of Annual Vesting Dates that have occurred as of the Certification Date, multiplied by (ii) 1/7 of the total number of Earned Tranche RSUs, plus (B) the Pro Rata Portion, subject to Participant’s Continuous Qualifying Service through such Certification Date, except as set forth above in Section 4 and below in Section 6(c). If the Closing Date occurs prior to the seventh (7th) anniversary of the Vesting Commencement Date, the Earned Tranche RSUs shall become vested as to an additional 1/7 of such Earned Tranche RSUs on each Annual Vesting Date following the Closing Date (less the Pro Rata Portion, for the first Annual Vesting Date to occur following the Closing Date) through the seventh (7th) anniversary of the Vesting Commencement Date, subject to Participant remaining in Continuous Qualifying Service through each such vesting date, except as set forth above in Section 4 and below in Section 6(c).
(iii)    Unearned Tranche RSUs. Unearned Tranche RSUs shall vest on the Closing Date as to a number of Earned Tranche RSUs equal to (i) the number of Annual Vesting Dates that have occurred as of the Certification Date, multiplied by (ii) 1/7 of the total number of Unearned Tranche RSUs, subject to Participant’s Continuous Qualifying Service through such Certification Date, except as set forth above in Section 4 and below in Section 6(c). If the Closing Date occurs prior to the seventh (7th) anniversary of the Vesting Commencement Date, the Unearned Tranche RSUs shall become vested as to an additional 1/7 of such Unearned Tranche RSUs on each Annual Vesting Date following the Closing Date through the seventh (7th) anniversary of the Vesting Commencement Date, subject to Participant remaining in Continuous Qualifying Service through each such vesting date, except as set forth above in Section 4 and below in Section 6(c).

(c)    Double-Trigger Acceleration. Notwithstanding the foregoing Section 6(b), in the event of Participant’s CIC Covered Termination (as defined below), and subject to the Release Requirement, all RSUs subject to this Award (including unvested Earned Tranche RSUs and Unearned Tranche RSUs) shall accelerate in full and become vested on the date of Participant’s CIC Covered Termination. To permit the foregoing acceleration if, other than within a period of twenty-four (24) months following a Change in Control, (x) the Company terminates Participant’s Continuous Qualifying Service without Cause (as defined below) or (y) Participant terminates Participant’s Continuous Qualifying Service for Good Reason (as defined below), this Award will remain outstanding, for a period of three (3) months following such termination (the “3-Month CIC Window”), provided that in no event will the Award remain outstanding beyond the expiration of the Performance Period, and in the event a Change in Control closes on or prior to the final day of the 3-Month CIC Window, all RSUs will vest in full upon the Closing Date. If a Change in Control is not completed on or prior to the final day of the 3-Month CIC Window, RSUs subject to the 3-Month CIC Window shall automatically expire and be forfeited for no consideration.
Notwithstanding anything herein to the contrary, upon a Change in Control in which the successor or acquiring corporation (if any) does not assume, convert, continue, replace or substitute this Award to the extent outstanding immediately prior to the Change in Control (including replacing this Award with a substantially comparable cash award) then, notwithstanding any other provision in the Plan, this Notice of Grant, this Vesting Appendix or the RSU Agreement to the contrary, 100% of all RSUs then subject to this Award shall accelerate and become vested effective immediately prior to the Change in Control (i.e., both satisfaction of the performance achievement condition under Section 1 and the service condition under Section 2 shall be waived). This Award shall not be subject to Section 11.1(f) of the Plan.
7.    Certification.
The Committee, in its sole and absolute discretion (which shall not be unreasonably withheld, conditioned, or delayed), shall determine and certify achievement of a Stock Price Target (to “Certify”, a “Certification” and the date of such determination, the “Certification Date”) (a) within fifteen (15) calendar days following the date that the Stock Price Target has been achieved, with respect to achievement based on the 60-Day Average VWAP, or (b) immediately prior to the Closing Date, with respect to achievement based on the CIC Price in connection with a Change in Control. The Committee’s determination of the achievement of any Stock Price Target will be final, binding and conclusive on the Participant.
8.    Adjustment.
If a transaction described in Section 2.2 of the Plan or an adjustment pursuant to Section 2.2 of the Plan occurs, the Committee will adjust the Stock Price Targets and corresponding Tranche RSUs (in each case, to the extent not previously achieved), set forth above in the Performance Table, and the Earned Tranche RSUs (if any, and solely to the extent then-unsettled) in the same manner that adjustments are made pursuant to Section 2.2(c) of the Plan, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Award (and in a manner that will not provide Participant with any greater or lesser benefit or potential benefits than intended to be made available under this Award).
9.    Clawback.
The RSUs, shares received in settlement of the RSUs, and any proceeds (gross of tax) received upon sale of such shares will be subject to clawback, recoupment, and forfeiture in accordance with the Company’s clawback policy as in effect from time to time (including, without limitation, any policy adopted to satisfy the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010).
10.    No Other Arrangements.
Participant’s rights regarding the vesting of this Award are exclusively set forth in this Vesting Annex. Any other provisions, including acceleration provisions, set forth in any other arrangement between the Company and Participant, including, but not limited to, Participant’s Change in Control and Severance Agreement with the Company, will not apply to this Award.
11.    Definitions.
“Cause” means (i) Participant’s willful and continued failure or refusal to perform his material duties, which remains uncured for a period of thirty (30) days following his receipt of written notice from the Company identifying the existence of and describing such refusal or failure; (ii) any act constituting fraud, embezzlement, gross negligence, theft, misappropriation, or a willful breach of fiduciary duty, in each case, by Participant in connection with his responsibilities as an officer or employee of the Company and that materially injures the reputation or business of the Company or any subsidiary; (iii) any act constituting sexual harassment by Participant in connection with his responsibilities as an officer or employee of the Company and that materially injures the reputation or business of the Company or any subsidiary; (iv) Participant’s conviction of, or plea of guilty or nolo contendere to, any felony (other than driving offenses that do not result in death or serious bodily injury); (v) Participant’s willful commission of an act that materially violates his obligations under the confidentiality, invention assignment or non-solicitation provisions of any written agreements between Participant and the Company; or (vi) Participant’s violation of the Company’s Code of Business Conduct (as in effect from time to time) that materially injures the business of the Company or any subsidiary.
For purposes of this definition of “Cause”, no action or failure to act on Participant’s part shall be considered “willful” unless done or omitted to be done, by him in bad faith and without the reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Participant and an opportunity for Participant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board that Participant was guilty of conduct set forth above in clause (i), (ii), (iii), (iv), (v) or (vi) of the first sentence of this definition of Cause and specifying the particulars thereof in detail.
“Change in Control” means an Acquisition, as defined in the Plan, with the effective date thereof, the “Closing Date”.
“CIC Covered Termination” means Participant’s Separation (as defined below) (A) within three (3) months preceding a Change in Control or (B) within twenty-four (24) months following a Change in Control resulting, in either case of (A) or (B), from (i) the Company terminating Participant’s employment for any reason other than Cause or (ii) Participant’s resignation of Continuous Qualifying Service for Good Reason (as defined below). A termination by the Company for Cause or due to Participant’s death or disability, or a resignation by Participant without Good Reason shall not constitute a CIC Covered Termination.
“CIC Price” means the price per share of the Company’s Class A common stock to be paid to the holder in accordance with the definitive agreement providing for the Change in Control (or, in the absence of such a definitive agreement, the closing price per share of the Company’s Class A common stock as reported on the applicable national securities exchange or quotation system on which Company Class A Common Stock trades for the last trading day immediately preceding the Closing Date). In the event that the consideration in the Change in Control is not paid based on a price per share of the Company’s Class A common stock to be paid to the holder, then the value of such consideration and the CIC Price shall be determined in good faith by the Committee after consulting, in good faith, with Participant.
“Continuous Qualifying Service” means Participant’s continued employment with the Company (a) as its Chief Executive Officer or (b) solely as reasonably determined by the Committee in its good faith discretion, as the Company’s Chairman, Executive Chairman or another C-suite level officer of the Company, (which determination to permit service in such non-CEO role may, but need not, result in a change to the vesting schedules applicable to this Award or in the forfeiture of any portion of this Award as determined by the Committee).

“Covered Termination” means Participant’s Separation that is not a CIC Covered Termination, but which results from (i) the Company terminating Participant’s Continuous Qualifying Service for any reason other than Cause or (ii) Participant’s resignation of employment for Good Reason. A termination or resignation without Good Reason or due to Participant’s death or disability shall not constitute a Covered Termination.
“Disability” shall have the meaning given to such term in the Plan.
“Good Reason” means (a) a material breach by the Company of any material provision of the award agreement evidencing this Award or the award agreement evidencing the award for 14,480,169 “time-vested” RSUs granted to Participant on June 30, 2025; (b) a material reduction by the Company in Participant’s base compensation or a material reduction by the Company in the target incentive opportunity percentage used to determine Participant’s annual bonus opportunity; or (c) any requirement that Participant’s principal place of employment move by more than 30 miles from its then-current location. Provided, however, that (i) Participant must first give the Company written notice of any occurrence of the event constituting the alleged breach within sixty (60) days following the first occurrence of such event in a written explanation specifying the basis for his belief that he is entitled to terminate his employment for Good Reason, (ii) the Company shall have thirty (30) days from the date on which such notice is provided to cure such event, and (iii) provided that the Company does not reasonably cure such event, Participant must actually resign his employment within thirty (30) days following the end of the cure period described in (ii). Otherwise, any claim of such circumstances as “Good Reason” shall be deemed irrevocably waived by Participant.
“Release Requirement” means Participant (or the executor of Participant’s estate or other designated beneficiary (in the case of Participant’s death) or Participant’s representative (in the case of Participant’s Disability), as applicable) (i) has timely executed, and not revoked, a general release of all known and unknown claims that Participant may then have against the Company or persons affiliated with the Company and such release has become effective and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims in substantially the form attached hereto as Exhibit 1 (the “Release”). The Company will deliver the Release to Participant within ten (10) days after Participant’s Termination Date. Participant must execute and return the Release within the time period specified in the form and in all events within sixty (60) days following the termination event described in this Award, as applicable.
“Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code.

Exhibit 1
Form of Release
This Release (“Release”) is entered into with, and delivered to, Figma, Inc. (the “Company”), by Dylan Field (“you”), in connection with the termination of your Continuous Qualifying Service under that certain (x) award agreement evidencing the award for 14,480,169 “time-vested” restricted stock units granted to you on June 30, 2025 (the “RSU Award Agreement”) and (y) award agreement evidencing the award for 14,480,169 “performance-vested” restricted stock units granted to you on June 30, 2025 (together with the RSU Award Agreement, the “Award Agreements”), in each case, pursuant to the Figma, Inc. 2021 Executive Equity Incentive Plan. Capitalized terms used but not defined in this Release shall have the meanings given to them in the Award Agreements.
1.    Separation Date: Your Continuous Qualifying Service was terminated [by the Company without Cause or by you for Good Reason]1 as of [Date] (the “Separation Date”).
2.    Return of Company Property: You hereby warrant to the Company that, as of the Separation Date, you have or will have returned to the Company all property or data of the Company of any type whatsoever that has been in your possession or control.
3.    Post Employment Obligations: You hereby acknowledge that: (a) you continue to be bound by the attached Employee Invention Assignment and Confidentiality Agreement (Exhibit A hereto); (b) as a result of your employment with the Company, you have had access to the Company’s proprietary and/or confidential information, and you will continue to hold all such information in strictest confidence and not make use of it on behalf of anyone, and (c) you must, and by your signature below confirm that you shall, deliver to the Company, no later than the Separation Date, all documents and data of any nature containing or pertaining to such information, and not take with you, or otherwise retain in any respect, any such documents or data or any reproduction thereof. Notwithstanding, the Company will at all times abide by 18 U.S.C § 1833(b)(1), which states, in pertinent part: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
4.    Equity: You acknowledge that you have access to your stock option and/or restricted stock unit details via Shareworks, which outlines the options and/or restricted stock units granted to you by the Company, including those that have vested (or, as to restricted stock units, have satisfied the time-based vesting requirement) up to the Separation Date. You further acknowledge that you have read and understand your rights under, as applicable, the Figma, Inc. 2021 Executive Equity Incentive Plan, the Company’s Amended and Restated 2012 Equity Incentive Plan or any other applicable equity incentive plan of the Company (collectively, the “Plans”) and the applicable award agreement(s), including with respect to the
1 If the Continuous Qualifying Service is terminated due to death or Disability, the executor of the executive’s estate or other designated beneficiary (in the case of the executive’s death) or executive’s representative (in the case of Participant’s Disability) shall be a party to the release and the form of release shall be updated accordingly.

exercise of your vested stock options (if any) and expiration of your restricted stock units (whether time-vested or performance-vested) (if any) or other equity-based awards (if any). If you do not purchase your vested options (if any) within the applicable time period as described in the Plan, those vested options will expire and you will no longer be able to purchase them. Any unvested stock options or restricted stock units that have not satisfied the applicable vesting requirement as of the Separation Date will terminate and be canceled on the Separation Date and you shall have no further rights to or interests in such stock options or restricted stock units, unless otherwise specified in the applicable award agreements. You understand that you can email [***] with any inquiries.
5.    General Release and Waiver of Claims:
a.    In consideration of the payments and benefits set forth in the Award Agreements in connection with the termination of your Continuous Qualifying Service, to the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company and its subsidiaries and affiliates (including any predecessors of any of the foregoing) and each of their owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the California Labor Code, and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.
b.    By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
c.    You and the Company do not intend to release any claims or rights with respect to your outstanding equity interests in the Company, including pursuant to the Award Agreements or any other equity or equity-based award agreement with the Company (other than any such equity interests forfeited and cancelled in connection with your termination of employment), your Change in Control and Severance Agreement with the Company, claims for accrued, vested benefits under any employee retirement plan of the Company or for reimbursement under any group health or disability plan in which you participated in accordance with the terms and conditions of such plans and applicable law, any claims or rights that may arise after the date you sign this Release, or to claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, claims to receive workers’ compensation or unemployment benefits, or any claims for enforcement of this Release. Further, nothing herein will be deemed to release any rights or remedies in connection with your right to indemnification by the Company pursuant to contract or applicable law or any claims you may have under any directors & officers liability insurance policy. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

6.    Covenant Not to Sue:
a.    To the fullest extent permitted by law, at no time subsequent to the execution of this Release will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Release.
b.    Nothing in this section shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.
7.    Protected Rights: You understand that nothing in the General Release and Waiver of Claims and Covenant Not to Sue sections above, or otherwise in this Release, limits, impedes, or restricts your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”).  You further understand that this Release does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  This Release does not limit your right to receive an award for information provided to any Government Agencies or prohibit you from providing truthful information in response to a subpoena or other legal process.
8.    Non-disparagement; Litigation Support: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, you agree not to disparage, libel, slander, or file, raise, broadcast, publish or otherwise communicate any claim not in good faith or that is disloyal, reckless or maliciously untrue (and specifically, made with knowledge of their falsity or with reckless disregard for the truth or falsity of the statements), pertaining to the Releasees and/or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, in any manner that is in any way harmful to them or their business or their business or personal reputations, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution. The Company agrees to instruct its executive officers and members of the Board of Directors of the Company not to disparage, libel, slander, or file, raise, broadcast, publish or otherwise communicate any claim not in good faith or that is disloyal, reckless or maliciously untrue (and specifically, made with knowledge of their falsity or with reckless disregard for the truth or falsity of the statements) pertaining to you in any manner that is in any way harmful to you or your business or personal reputation, including, but not limited to, any statement posted on social media or otherwise on the Internet, whether or not made anonymously or with attribution. You further agree, to the extent legally permissible, not to encourage, support, or participate in claims by any other person against the Releasees, provided that you and the Releasees will both respond accurately and fully to any question, inquiry or request for information when required by legal process. Nothing in this Release prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
9.    Arbitration: You and the Company are parties to an Arbitration Agreement that you signed on or around DATE (the “Arbitration Agreement”); that Agreement will govern any dispute resolution between you and the Company and will remain in place following the Separation Date.

10.    Attorneys’ Fees: If any action is brought to enforce the terms of this Release, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.
11.    Confidentiality: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, the contents, terms and conditions of this Release must be kept confidential by you and may not be disclosed except to your immediate family, accountant, financial advisor or attorney or pursuant to subpoena or court order. You agree that if you are asked for information concerning this Release, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Release.
12.    No Admission of Liability: This Release is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Release shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.
13.    Complete and Voluntary Agreement: This Release, together with Exhibit A hereto, the Arbitration Agreement, the Award Agreements and your Change in Control and Severance Agreement with the Company, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Release for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Release in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Release voluntarily, free of any duress or coercion.
14.    Severability: The provisions of this Release are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.
15.    Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Release may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Release, executed by authorized representatives of each of the parties to this Release. This Release may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of an electronic or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be admissible in any legal proceeding as if it were an original.
16.    Governing Law: This Release shall be governed by and construed in accordance with the laws of the State of California.
17.    Review of Separation Agreement; Expiration of Offer. [Include next 2 sentences for Employees Under 40: You understand that you have the right to consult with an attorney regarding this Release, and that you may take up to five business days to consider this Release (the “Consideration Period”). The offer set forth in this Release, if not accepted by you by 5:00 p.m. (PST) on the last day of the Consideration Period, will automatically expire. Include rest of paragraph for Employees Over 40

Years of Age: This Release is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626 (f). You are advised to consult with an attorney prior to executing this Release. This Release does not waive or release any rights or claims you may have under the Age Discrimination in Employment Act that arise after the execution of this Release. In addition, this Release does not prohibit you from challenging the validity of the waiver and release claims set forth herein. You understand that you may take up to 21 calendar days to consider this Release (the “Consideration Period”). The offer set forth in this Release, if not accepted by you by 5:00 p.m. (PST) on the last day of the Consideration Period, will automatically expire. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Release. You also agree that changes to this Release, whether material or immaterial, do not toll or restart the Consideration Period. You also understand you may revoke this Release within seven days of signing this document and that the separation compensation to be provided to you pursuant to the Award Agreements will be provided only after the expiration of that seven day revocation period.
18.    Effective Date: This Release is effective on the [Include for Employees Under 40: date it is signed by both parties / Include for Employees Over 40 Years of Age: eighth (8th) day after you sign it and without revocation by you.
[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

If you agree to abide by the terms outlined in this Release, please sign and return it to me. I wish you the best in your future endeavors.

Sincerely,

Figma, Inc.

By:

[Name]

[Title]

READ, UNDERSTOOD AND AGREED

By:

Dylan Field

Date:

EXHIBIT A
Employee Invention Assignment and Confidentiality Agreement
[See Attached]

ANNEX B
RESTRICTED STOCK UNIT AGREEMENT
Participant has been granted RSUs subject to the terms, restrictions and conditions of the Company’s 2021 Executive Equity Incentive Plan (the “Plan”), the Notice of Restricted Stock Unit Award (“Notice of Grant”) and this Restricted Stock Unit Agreement (this “Agreement”). Unless otherwise defined herein or in the Notice of Grant, the terms defined in the Plan shall have the same defined meanings in this Agreement.
1.    No Stockholder Rights. Until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to dividends or to vote such Shares. As a condition to the issuance of any Shares in settlement of vested RSUs, Participant agrees to enter into a joinder to be bound by any stockholders’ agreement by and between the Company and its stockholders in force from time to time.
2.    Dividend Equivalents. Dividend equivalents, if any, shall not be credited to Participant in respect of Participant’s RSUs, except as otherwise permitted by the Committee.
3.    No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the RSUs upon the death of Participant provided that any such designation is made in compliance with the Restated Certificate and the Company’s Amended and Restated Bylaws (“Bylaws”). Any transferee who receives an interest in the RSU or the underlying Shares upon the death of Participant shall acknowledge in writing that the RSU shall continue to be subject to the restrictions set forth in this Section 3. For the avoidance of doubt, this Section 3 shall not apply to any Shares issued pursuant to the settlement of any RSUs.
4.    Termination. If Participant’s Continuous Qualifying Service with the Company terminates for any reason, all RSUs for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to the RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion, which it shall exercise reasonably and in good faith, to determine whether Termination has occurred and the effective date of such Termination.
5.    Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement, and the provisions of the Plan (incorporated herein by reference). Participant (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.
6.    Limitations on Transfer of Stock. Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except (i) prior to the Company becoming subject to the reporting requirements of the Exchange Act (defined below), with the Company’s prior written consent and in compliance with the provisions of Sections 9 and 10 of the Plan, (ii) in compliance with the Company’s then-current insider trading policy and applicable securities laws and (iii) in compliance with the Restated Certificate and Bylaws. The restrictions on transfer also include a prohibition on any short position, any “put equivalent position” or any “call equivalent position” by the RSU holder with respect to the RSU itself as well as any shares issuable upon settlement of the RSU prior to the settlement thereof until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”).
7.    Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including the transfer restrictions of Sections 3 and 6 and as set forth in the Restated Certificate and Bylaws, and the transferee shall acknowledge the restrictions in writing. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.
8.    Withholding of Tax. When the RSUs are vested and/or settled, the fair market value of the Shares shall be treated as income subject to withholding by the Company for income and employment taxes if Participant is or was an employee of the Company. Prior to any relevant taxable or tax withholding event, as applicable, Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account and other tax-related items related to the Participant’s participation in this Plan and legally applicable to the Participant (collectively, “Tax-Related Obligations”). Tax-Related Obligations with respect to each settlement event for the RSUs shall be satisfied by withholding Shares that otherwise would be issued to Participant when Participant’s RSUs are settled (“Net Settlement”), provided that if the Committee and Participant mutually agree in their good faith reasonable discretion that Net Settlement is not in the Company’s best interests with respect to a future settlement event relating to all or any portion of the RSUs and (i) the Company provides advance written notice to Participant that Net Settlement shall not apply to all or any portion of such future settlement and (ii) following such notice Participant has a reasonable opportunity to adopt a valid 10b5-1 trading plan to be effective with regard to open market sales of shares to satisfy tax withholding in connection with such settlement event, then such tax withholding obligations may be satisfied via Participant’s sale of shares otherwise issuable under the RSUs in either case, in compliance with the Company’s insider trading policy and 10b5-1 trading plan policy, if applicable. Depending on the withholding method, the Company and/or a Parent or Subsidiary of the Company may withhold or account for Tax-Related Obligations by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. In the case of Net Settlement, the Company shall issue the net number of Shares to Participant by deducting the Shares retained for Tax-Related Obligations from the Shares issuable upon vesting. For tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Obligations.
9.    Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of termination of employment to be a “specified employee” under Section 409A, then the payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Participant’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule. Achievement of the Stock Price Targets prior to the final day of the Performance Period is intended to be a “substantial risk of forfeiture,” within the meaning of Section 409A, and the settlements related thereto are each intended to be an exempt “short-term deferral,” within the meaning of Section 409A and the Company intends that its tax position on any of its tax returns will be consistent with this intent absent a change in applicable law after the date hereof. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder comply with Section 409A. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. All payments made pursuant to the Notice of Grant and/or this Agreement are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

10.    Tax Consequences. Participant acknowledges that there will be tax consequences upon vesting and/or settlement of the RSUs and/or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to the settlement or disposition.
11.    Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Committee may request of Participant for compliance with applicable laws) with all applicable foreign and US state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s common stock may be listed or quoted at the time of the issuance or transfer. Participant may not be issued any Shares if the issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares shall relieve the Company of any liability in respect of the failure to issue or sell the Shares.
12.    Legend on Certificates. The certificates representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which shares of the Company’s Class A Common Stock are listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
14.    Entire Agreement; Severability. The Plan and the Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any commitment to make any other form of equity award (such as stock options) that may have been set forth in any employment offer letter or other agreement between the parties); provided, however, that this Section 14 shall not apply to that certain notice of RSU award and applicable agreement between Participant and the Company, dated June 30, 2025, whereby the Company granted to Participant 14,480,169 “time-vested” RSUs. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
15.    Market Standoff Agreement. Participant agrees that, subject to any early release provisions that apply pro rata to stockholders of the Company according to their holdings of common stock (determined on an as-converted into common stock basis), and except as otherwise agreed by Participant and the Company, Participant will not, for a period of up to one hundred eighty (180) days following the closing of the Company’s initial sale of its Class A Common Stock (such period, the “Lock-up Period”) in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act (an “IPO”), directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any common stock or securities convertible into common stock, except for: (i) transfers of Shares permitted under Section 6 hereof so long as such transferee furnishes to the Company and the managing underwriter their written consent to be bound by this Section 15 as a condition precedent to such transfer; and (ii) sales of any securities to be included in the registration statement for the IPO.  For the avoidance of doubt, the provisions of this Section shall only apply to the IPO.  The restricted period shall in any event terminate two (2) years after the closing date of the IPO.  In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period.  Participant further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer.  For the avoidance of doubt, the foregoing provisions of this Section shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.
16.    No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s Continuous Service, for any reason, with or without cause.
17.    Information to Participants. If the Company is relying on an exemption from registration under Section 12(h)-1 of the Exchange Act and such information is required to be provided by Section 12(h)-1, the Company shall provide the information described in Rules 701(e)(3), (4) and (5) of the Securities Act by a method allowed under Section 12(h)-1 of the Exchange Act in accordance with Section 12(h)-1 of the Exchange Act, provided, that Participant agrees to keep the information confidential to the extent such information has not otherwise been publicly disclosed (other than a disclosure by Participant in violation of this Agreement).
18.    Delivery of Documents and Notices. Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery or deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for Participant by the Company or at such other address as such party may designate in writing from time to time to the other party.
19.    Choice of Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
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